EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMBB Commercial Mortgage Securities Trust 2015-C30 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Senior Trust Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the One City Centre Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the One City Centre Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One City Centre Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the One City Centre Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the One City Centre Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the One City Centre Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the One City Centre Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the One City Centre Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Marriott-Pittsburgh Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Marriott-Pittsburgh Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Marriott-Pittsburgh Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Marriott-Pittsburgh Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Marriott-Pittsburgh Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the Marriott-Pittsburgh Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Marriott-Pittsburgh Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Marriott-Pittsburgh Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the JAGR Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the JAGR Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the JAGR Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the JAGR Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the JAGR Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the JAGR Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the JAGR Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the JAGR Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Pearlridge Center  Mortgage Loan, KeyBank National Association, as Special Servicer for the Pearlridge Center  Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Pearlridge Center  Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Pearlridge Center  Mortgage Loan, KeyBank National Association, as Primary Servicer for the Scottsdale Quarter Mortgage Loan, Pacific Life Insurance Company, as Special Servicer for the Scottsdale Quarter Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Scottsdale Quarter Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Scottsdale Quarter Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Sunbelt Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Sunbelt Portfolio Mortgage Loan prior to July 5, 2018, Rialto Capital Advisors, LLC as Special Servicer for the Sunbelt Portfolio Mortgage Loan on and after July 5, 2018, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Sunbelt Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Sunbelt Portfolio Mortgage Loan, and Pentalpha Surveillance LLC, as Senior Trust Advisor for the Sunbelt Portfolio Mortgage Loan.

Dated: March 21, 2019

/s/ Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)